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                                                              EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Paine Webber Group Inc. for the registration of 1,256,360 shares of its Common Stock and to the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

New York, New York
March 3, 1998